UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/6/2005

OXIS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6040 N Cutter Circle Suite 317, Portland, OR 97217
(Address of Principal Executive Offices, Including Zip Code)

503-283-3911
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Current Report on Form 8-K, filed on December 8, 2005, the Company completed the initial closing (the “Initial Closing”) of the purchase of shares of BioCheck, Inc. (“BioCheck”). BioCheck is a privately held California corporation engaged in the development of immunoassays, with a number of clinical diagnostic tests that have been approved by the United States Food and Drug Administration. As previously reported, on or about September 19, 2005, the Company entered into a Stock Purchase Agreement with BioCheck and the shareholders of BioCheck (the “Agreement”), pursuant to which the Company had the right to purchase up to all of the outstanding shares of common stock of BioCheck for an aggregate purchase price of $6 million in cash. Pursuant to the terms of the Agreement, at the Initial Closing, the Company purchased an aggregate of fifty-one percent (51%) of the outstanding shares of common stock of BioCheck from each of the shareholders of BioCheck on a pro rata basis, for an aggregate of $3,060,000 in cash.

This Form 8-K/A amends the Current Report on Form 8-K filed on December 8, 2005 to include Item 9.01(a) Financial Statements of Business Acquired and Item 9.01(b) Pro Forma Financial Information.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements of BioCheck are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b)	Pro Forma Financial Information

The required pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

(c)	Exhibits

23.1	Consent of independent auditors.

99.1	Audited financial statements of BioCheck, Inc. for the fiscal years ended December 31, 2003 and 2004.

99.2	Pro Forma Condensed Consolidated Financial Statements as of September 30, 2005 and for the nine-months then ended (unaudited).

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 10, 2006

OXIS International, Inc.

By:	/s/ Michael D. Centron
Michael D. Centron
Principal Financial Officer